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                                                                    EXHIBIT 99.3
                          SUNRISE TELECOM INCORPORATED
                                2000 STOCK PLAN

                      NONSTATUTORY STOCK OPTION AGREEMENT

     Sunrise Telecom Incorporated, a Delaware corporation (the "Company"), hereby grants an Option to purchase shares of its common stock (the "Shares") to the Optionee named below. The terms and conditions of the Option are set forth in this cover sheet, in the attachment and in the Company's 2000 Stock Plan (the "Plan").

Date of Option Grant:  __________________, 2000

Name of Optionee:  _________________________________________________

Optionee's Social Security Number:  _____-____-_____

Number of Shares Covered by Option:  ______________

Exercise Price per Share:  $_____.___

Vesting Start Date:  _____________, 2000

Vesting Schedule:

     Subject to all the terms of the attached Agreement, your right to purchase Shares under this Option vests as to [one-fourth (1/4)] of the total number of Shares covered by this Option, as shown above, on the one-year anniversary of the Vesting Start Date. Thereafter, the number of Shares which you may purchase under this Option shall vest at the rate of [one-forty-eighth (1/48)] per month on the 1st day of each of the [thirty-six (36) months] following the month of the one-year anniversary of the Vesting Start Date. [OR SUBSTITUTE A DIFFERENT VESTING SCHEDULE] The resulting aggregate number of vested Shares will be rounded to the nearest whole number. No additional Shares will vest after your Service has terminated for any reason.

     By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also enclosed.

Optionee:________________________________________
                      (Signature)

Company:_________________________________________
                      (Signature)

          Title:_________________________________

Attachment
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                         SUNRISE TELECOM INCORPORATED
                                2000 STOCK PLAN

                      NONSTATUTORY STOCK OPTION AGREEMENT

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The Plan and                    The text of the Plan is incorporated in this Agreement by
Other Agreements                reference.  Certain capitalized terms used in this Agreement are defined in the Plan.

                                This Agreement and the Plan constitute the entire
                                understanding between you and the Company regarding this
                                Option.  Any prior agreements, commitments or negotiations concerning this Option are superseded.

Nonstatutory Stock Option       This Option is not intended to be an Incentive Stock Option under section 422 of the Internal Revenue Code and will be interpreted accordingly.

Vesting                         This Option is only exercisable before it expires and then only with respect to the vested portion of the Option.  This
                                Option will vest according to the Vesting Schedule on the
                                attached cover sheet.

Term                            Your Option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Option Grant, as shown on the cover sheet.
                                Your Option will expire earlier if your Service terminates, as described below.

Regular Termination             If your Service terminates for any reason, other than death,
                                Disability or Cause, as defined below, then your Option will expire at the close of business at Company headquarters on the
                                90th day after your termination date.

Termination for                 If your Service is terminated for Cause, as determined by the
Cause                           Board in its sole discretion, then you shall immediately
                                forfeit all rights to your Option and the Option shall
                                immediately expire.  For purposes of this Agreement, "Cause"
                                shall mean the termination of your Service due to your
                                commission of any act of fraud, embezzlement or dishonesty;
                                any unauthorized use or disclosure of confidential information or trade secrets of the Company (or any Parent, Subsidiary or
                                Affiliate); or any other intentional misconduct adversely
                                affecting the business or affairs of the Company (or any
                                Parent, Subsidiary or Affiliate) in a material manner.  This definition shall not restrict in any way the Company's or any
                                Parent's, Subsidiary's or Affiliate's right to discharge you for any other reason, nor shall this

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                                definition be deemed to be inclusive of all the acts or omissions which constitute "cause" for purposes other than this Agreement.

Death                           If your Service terminates because of your death, then your
                                Option will expire at the close of business at Company
                                headquarters on the date twelve (12) months after the date of death.  During that twelve (12) month period, your estate or heirs may exercise the vested portion of your Option.

Disability                      If your Service terminates because of your Disability, then your Option will expire at the close of business at Company headquarters on the date twelve (12) months after your
                                termination date.

Leaves of Absence               For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law.  Your Service
                                terminates in any event when the approved leave ends unless you immediately return to active work.

                                The Company determines which leaves count for this purpose, and when your Service terminates for all purposes under the
                                Plan.

Notice of Exercise              When you wish to exercise this Option, you must notify the
                                Company by filing the proper "Notice of Exercise" form at the address given on the form.  Your notice must specify how many
                                Shares you wish to purchase.  Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship).  The notice will be
                                effective when it is received by the Company.

                                If someone else wants to exercise this Option after your
                                death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

Form of Payment                 When you submit your notice of exercise, you must include
                                payment of the Exercise Price for the Shares you are
                                purchasing.  Payment may be made in one (or a combination) of the following forms:

                                .  Cash, your personal check, a cashier's check or a money order.
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                                .  Shares which have already been owned by you for more than six months and which are surrendered to the Company.  The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price.

                                .  Payment may be made all or in part with a full recourse promissory note executed by you.  The interest rate and other terms and conditions of such note shall be determined by the
                                   Company.  The Company may require that you pledge your Shares to the Company for the purpose of securing the payment of such note.

                                .  By delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price.

Withholding Taxes               You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Shares acquired under this Option.

Restrictions on Exercise and    By signing this Agreement, you agree not to exercise this
Resale                          Option or sell any Shares acquired under this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise, sale or issuance of
                                Shares.  The Company will not permit you to exercise this
                                Option if the issuance of Shares at that time would violate any law or regulation.

Transfer of Option              Prior to your death, only you may exercise this Option.  You cannot transfer or assign this Option.  For instance, you may not sell this Option or use it as security for a loan.  If you attempt to do any of these things, this Option will
                                immediately become invalid.  You may, however, dispose of this
                                Option in your will.  Regardless of any marital property
                                settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company
                                obligated to recognize your spouse's interest in your Option in any other way.

Retention Rights                Your Option or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity.  The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to
                                terminate your Service at any time and for any reason.

Stockholder Rights              You, or your estate or heirs, have no rights as a stockholder of
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                                the Company until a certificate for your Option's Shares
                                has been issued.  No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments                     In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by this Option and the exercise price per Share may be adjusted
                                (and rounded down to the nearest whole number) pursuant to the
                                Plan.  Your Option shall be subject to the terms of the
                                agreement of merger, liquidation or reorganization in the
                                event the Company is subject to such corporate activity.

Applicable Law                  This Agreement will be interpreted and enforced under the laws of the State of California.
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       By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

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